Exhibit 1.01

Execution Version

BAXTER INTERNATIONAL INC.

Debt Securities

PURCHASE AGREEMENT

November 16, 2021

Baxter International Inc. (the “Company”)

One Baxter Parkway

Deerfield, IL 60015

Attention: James K. Saccaro

Ladies and Gentlemen:

On behalf of the several Initial Purchasers named in Schedule I hereto and offer to purchase for their respective accounts, on and subject to the terms and conditions of, and utilizing terms as defined in, the Purchase Agreement Standard Provisions dated as of November 16, 2021 (“Standard Provisions”), which is attached hereto, the following securities (“Designated Securities”) on the following terms:

DEBT SECURITIES

Time of Sale: 5:26 p.m., New York City Time, November 16, 2021

Indenture: Indenture, to be dated as of December 1, 2021, with U.S. Bank National Association, as supplemented by the First Supplemental Indenture to be dated as of December 1, 2021, with U.S. Bank National Association.

Registration Rights Agreement: Registration Rights Agreement, to be dated as of December 1, 2021, with the Initial Purchasers.

Trustee: U.S. Bank National Association

A.	2023 Notes

Title of Designated Securities: 0.868% Senior Notes due 2023

Aggregate Principal Amount: $800,000,000

Initial Public Offering Price: 100.000% of the principal amount, plus interest, if any, from December 1, 2021

Purchase Price by Initial Purchasers: 99.800% or $798,400,000

Ranking: Senior unsecured

Interest Rate: 0.868%

Maturity Date: December 1, 2023

Interest Payment Dates: Semi-annually on each June 1 and December 1, commencing on June 1, 2022

Regular Record Date: May 15 and November 15 (whether or not a business day) preceding the related Interest Payment Date.

Conversion or Exchange Provisions: None

Listing Requirements: None

Fixed or Variable Price Offering: Fixed Price Offering

Currency of Denomination: United States Dollars

Currency of Payment: United States Dollars

Form and Denomination: One or more global notes in registered form registered in the name of, and deposited with, The Depository Trust Company or its nominee; denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Overseas Paying Agents: Not Applicable

Special Mandatory Redemption: Mandatory redemption at 101% of in the event that (i) the merger has not been consummated on or prior to December 1, 2022 (the “outside date”), (ii) on or prior to the outside date the merger agreement is terminated in accordance with its terms or by agreement of the parties thereto, and the merger has not been consummated or (iii) on or prior to the outside date, the Company notifies the trustee in writing that in its reasonable judgment the merger will not be consummated on or prior to the outside date.

Optional Redemption Provisions: Make-whole +7.5 bps

Change of Control Put: 101%

Sinking Fund: None

Method of Payment: Wire transfer of same day funds

Settlement Date: December 1, 2021

Other Terms: Not applicable

B.	2024 Notes

Title of Designated Securities: 1.322% Senior Notes due 2024

Aggregate Principal Amount: $1,400,000,000

Initial Public Offering Price: 100.000% of the principal amount, plus interest, if any, from December 1, 2021

Purchase Price by Initial Purchasers: 99.700% or $1,395,800,000

Ranking: Senior unsecured

Interest Rate: 1.322%

Maturity Date: November 29, 2024

Interest Payment Dates: Semi-annually on each May 29 and November 29, commencing on May 29, 2022

Regular Record Date: May 14 and November 14 (whether or not a business day) preceding the related Interest Payment Date.

Conversion or Exchange Provisions: None

Listing Requirements: None

Fixed or Variable Price Offering: Fixed Price Offering

Currency of Denomination: United States Dollars

Currency of Payment: United States Dollars

Form and Denomination: One or more global notes in registered form registered in the name of, and deposited with, The Depository Trust Company or its nominee; denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Overseas Paying Agents: Not Applicable

Special Mandatory Redemption: Mandatory redemption at 101% of in the event that (i) the merger has not been consummated on or prior to the outside date, (ii) on or prior to the outside date the merger agreement is terminated in accordance with its terms or by agreement of the parties thereto, and the merger has not been consummated or (iii) on or prior to the outside date, the Company notifies the trustee in writing that in its reasonable judgment the merger will not be consummated on or prior to the outside date

Optional Redemption Provisions: Make-whole +10 bps

Change of Control Put: 101%

Sinking Fund: None

Method of Payment: Wire transfer of same day funds

Settlement Date: December 1, 2021

Other Terms: Not applicable

C.	2027 Notes

Title of Designated Securities: 1.915% Senior Notes due 2027

Aggregate Principal Amount: $1,450,000,000

Initial Public Offering Price: 99.998% of the principal amount, plus interest, if any, from December 1, 2021

Purchase Price by Initial Purchasers: 99.598% or $1,444,171,000

Ranking: Senior unsecured

Interest Rate: 1.915%

Maturity Date: February 1, 2027

Interest Payment Dates: Semi-annually on each February 1 and August 1, commencing on August 1, 2022

Regular Record Date: January 15 and July 15 (whether or not a business day) preceding the related Interest Payment Date.

Conversion or Exchange Provisions: None

Listing Requirements: None

Fixed or Variable Price Offering: Fixed Price Offering

Currency of Denomination: United States Dollars

Currency of Payment: United States Dollars

Form and Denomination: One or more global notes in registered form registered in the name of, and deposited with, The Depository Trust Company or its nominee; denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Overseas Paying Agents: Not Applicable

Special Mandatory Redemption: Mandatory redemption at 101% of in the event that (i) the merger has not been consummated on or prior to the outside date, (ii) on or prior to the outside date the merger agreement is terminated in accordance with its terms or by agreement of the parties thereto, and the merger has not been consummated or (iii) on or prior to the outside date, the Company notifies the trustee in writing that in its reasonable judgment the merger will not be consummated on or prior to the outside date

Optional Redemption Provisions: Make-whole +10 bps (prior to one month prior to the maturity date); par call within one month of the maturity date

Change of Control Put: 101%

Sinking Fund: None

Method of Payment: Wire transfer of same day funds

Settlement Date: December 1, 2021

Other Terms: Not applicable

D.	2028 Notes

Title of Designated Securities: 2.272% Senior Notes due 2028

Aggregate Principal Amount: $1,250,000,000

Initial Public Offering Price: 100.000% of the principal amount, plus interest, if any, from December 1, 2021

Purchase Price by Initial Purchasers: 99.500% or $1,243,750,000

Ranking: Senior unsecured

Interest Rate: 2.272%

Maturity Date: December 1, 2028

Interest Payment Dates: Semi-annually on each June 1 and December 1, commencing on June 1, 2022

Regular Record Date: May 15 and November 15 (whether or not a business day) preceding the related Interest Payment Date.

Conversion or Exchange Provisions: None

Listing Requirements: None

Fixed or Variable Price Offering: Fixed Price Offering

Currency of Denomination: United States Dollars

Currency of Payment: United States Dollars

Form and Denomination: One or more global notes in registered form registered in the name of, and deposited with, The Depository Trust Company or its nominee; denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Overseas Paying Agents: Not Applicable

Special Mandatory Redemption: Mandatory redemption at 101% of in the event that (i) the merger has not been consummated on or prior to the outside date, (ii) on or prior to the outside date the merger agreement is terminated in accordance with its terms or by agreement of the parties thereto, and the merger has not been consummated or (iii) on or prior to the outside date, the Company notifies the trustee in writing that in its reasonable judgment the merger will not be consummated on or prior to the outside date

Optional Redemption Provisions: Make-whole +15 bps (prior to two months prior to the maturity date); par call within two months of the maturity date

Change of Control Put: 101%

Sinking Fund: None

Method of Payment: Wire transfer of same day funds

Settlement Date: December 1, 2021

Other Terms: Not applicable

E.	2032 Notes

Title of Designated Securities: 2.539% Senior Notes due 2032

Aggregate Principal Amount: $1,550,000,000

Initial Public Offering Price: 99.996% of the principal amount, plus interest, if any, from December 1, 2021

Purchase Price by Initial Purchasers: 99.396% or $1,540,638,000

Ranking: Senior unsecured

Interest Rate: 2.539%

Maturity Date: February 1, 2032

Interest Payment Dates: Semi-annually on each February 1 and August 1, commencing on August 1, 2022

Regular Record Date: January 15 and July 15 (whether or not a business day) preceding the related Interest Payment Date.

Conversion or Exchange Provisions: None

Listing Requirements: None

Fixed or Variable Price Offering: Fixed Price Offering

Currency of Denomination: United States Dollars

Currency of Payment: United States Dollars

Form and Denomination: One or more global notes in registered form registered in the name of, and deposited with, The Depository Trust Company or its nominee; denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Overseas Paying Agents: Not Applicable

Special Mandatory Redemption: Mandatory redemption at 101% of in the event that (i) the merger has not been consummated on or prior to the outside date, (ii) on or prior to the outside date the merger agreement is terminated in accordance with its terms or by agreement of the parties thereto, and the merger has not been consummated or (iii) on or prior to the outside date, the Company notifies the trustee in writing that in its reasonable judgment the merger will not be consummated on or prior to the outside date

Optional Redemption Provisions: Make-whole +15 bps (prior to three months prior to the maturity date); par call within three months of the maturity date

Change of Control Put: 101%

Sinking Fund: None

Method of Payment: Wire transfer of same day funds

Settlement Date: December 1, 2021

Other Terms: Not applicable

F.	2051 Notes

Title of Designated Securities: 3.132% Senior Notes due 2051

Aggregate Principal Amount: $750,000,000

Initial Public Offering Price: 100.000% of the principal amount, plus interest, if any, from December 1, 2021

Purchase Price by Initial Purchasers: 99.125% or $743,437,500

Ranking: Senior unsecured

Interest Rate: 3.132%

Maturity Date: December 1, 2051

Interest Payment Dates: Semi-annually on each June 1 and December 1, commencing on June 1, 2022

Regular Record Date: May 15 and November 15 (whether or not a business day) preceding the related Interest Payment Date.

Conversion or Exchange Provisions: None

Listing Requirements: None

Fixed or Variable Price Offering: Fixed Price Offering

Currency of Denomination: United States Dollars

Currency of Payment: United States Dollars

Form and Denomination: One or more global notes in registered form registered in the name of, and deposited with, The Depository Trust Company or its nominee; denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Overseas Paying Agents: Not Applicable

Special Mandatory Redemption: Mandatory redemption at 101% of in the event that (i) the merger has not been consummated on or prior to the outside date, (ii) on or prior to the outside date the merger agreement is terminated in accordance with its terms or by agreement of the parties thereto, and the merger has not been consummated or (iii) on or prior to the outside date, the Company notifies the trustee in writing that in its reasonable judgment the merger will not be consummated on or prior to the outside date

Optional Redemption Provisions: Make-whole +20 bps (prior to six months prior to the maturity date); par call within six months of the maturity date

Change of Control Put: 101%

Sinking Fund: None

Method of Payment: Wire transfer of same day funds

Settlement Date: December 1, 2021

Other Terms: Not applicable

G.	2023 Floating Rate Notes

Title of Designated Securities: Floating Rate Senior Notes due 2023

Aggregate Principal Amount: $300,000,000

Initial Public Offering Price: 100.000% of the principal amount, plus interest, if any, from December 1, 2021

Purchase Price by Initial Purchasers: 99.800% or $299,400,000

Ranking: Senior unsecured

Interest Rate: Compounded SOFR plus 26 basis points

Maturity Date: December 1, 2023

Interest Payment Dates: Quarterly on each March 1, June 1, September 1 and December 1, commencing on March 1, 2022

Regular Record Date: February 15, May 15, August 15 and November 15 (whether or not a business day) preceding the related Interest Payment Date.

Conversion or Exchange Provisions: None

Listing Requirements: None

Fixed or Variable Price Offering: Variable Price Offering

Currency of Denomination: United States Dollars

Currency of Payment: United States Dollars

Form and Denomination: One or more global notes in registered form registered in the name of, and deposited with, The Depository Trust Company or its nominee; denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Overseas Paying Agents: Not Applicable

Special Mandatory Redemption: Mandatory redemption at 101% of in the event that (i) the merger has not been consummated on or prior to the outside date, (ii) on or prior to the outside date the merger agreement is terminated in accordance with its terms or by agreement of the parties thereto, and the merger has not been consummated or (iii) on or prior to the outside date, the Company notifies the trustee in writing that in its reasonable judgment the merger will not be consummated on or prior to the outside date

Optional Redemption Provisions: Not redeemable prior to the maturity date

Change of Control Put: 101%

Sinking Fund: None

Method of Payment: Wire transfer of same day funds

Settlement Date: December 1, 2021

Other Terms: Not applicable

H.	2024 Floating Rate Notes

Title of Designated Securities: Floating Rate Senior Notes due 2024

Aggregate Principal Amount: $300,000,000

Initial Public Offering Price: 100.000% of the principal amount, plus interest, if any, from December 1, 2021

Purchase Price by Initial Purchasers: 99.700% or $299,100,00

Ranking: Senior unsecured

Interest Rate: Compounded SOFR plus 44 basis points

Maturity Date: November 29, 2024

Interest Payment Dates: Quarterly on each February 28, May 29, August 29 and November 29, commencing on February 28, 2022

Regular Record Date: February 14, May 15, August 15 and November 15 (whether or not a business day) preceding the related Interest Payment Date.

Conversion or Exchange Provisions: None

Listing Requirements: None

Fixed or Variable Price Offering: Variable Price Offering

Currency of Denomination: United States Dollars

Currency of Payment: United States Dollars

Form and Denomination: One or more global notes in registered form registered in the name of, and deposited with, The Depository Trust Company or its nominee; denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Overseas Paying Agents: Not Applicable

Special Mandatory Redemption: Mandatory redemption at 101% of in the event that (i) the merger has not been consummated on or prior to the outside date, (ii) on or prior to the outside date the merger agreement is terminated in accordance with its terms or by agreement of the parties thereto, and the merger has not been consummated or (iii) on or prior to the outside date, the Company notifies the trustee in writing that in its reasonable judgment the merger will not be consummated on or prior to the outside date

Optional Redemption Provisions: Not redeemable prior to the maturity date

Change of Control Put: 101%

Sinking Fund: None

Method of Payment: Wire transfer of same day funds

Settlement Date: December 1, 2021

Other Terms: Not applicable

OFFERING RESTRICTIONS

The Initial Purchasers agree to abide by the following offering restrictions:

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Initial Purchasers are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The offering memorandum has been prepared on the basis that any offer of the notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. The offering memorandum is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been preparedand therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

The offering memorandum has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. The offering memorandum is not a prospectus for the purposes of the UK Prospectus Regulation.

In the United Kingdom, the offering memorandum is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in the UK Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the

“Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons”. In the United Kingdom, the notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons. The offering memorandum and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on the offering memorandum or its contents. The notes are not being offered to the public in the United Kingdom.

Switzerland

The offering memorandum is not intended to constitute an offer or solicitation to purchase or invest in the notes.

The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither the offering memorandum nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither the offering memorandum nor any other offering or marketing material relating to the notes maybe publicly distributed or otherwise made publicly available in Switzerland.

Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation tothe public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25/1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

The offering memorandum has not been registered as a prospectus with the Monetary Authority of Singapore, or the MAS, under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the notes may not be offered or sold or made the subject of an invitation for subscription or purchase nor may the offering memorandum or any other document or material in connection with the offer or sale or invitation for subscription or purchase of such Notes be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person pursuant to Section 275(1) of the Securities and Futures Act, or any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

Each of the following relevant persons specified in Section 275 of the Securities and Futures Act which has subscribed or purchased Notes, namely a person who is: (1) a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (2) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, should note that shares, debentures and common shares and preferred shares of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 of the Securities and Futures Act except:

•

to an institutional investor under Section 274 of the Securities and Futures Act or to a relevant person defined in Section 275(2) of the Securities and Futures Act, or any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions, specified in Section 275 of the Securities and Futures Act;

•	where no consideration is or will be given for the transfer;

•	by operation of law; and

•	as specified in Section 276(7) of the Securities and Futures Act.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309Aof the Securities and Futures Act) that the notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Noticeon Recommendations on Investment Products).

In this section, any reference to the Securities and Futures Act is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the Securities and Futures Act or any provision in the Securities and Futures Act is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

CERTAIN INFORMATION

The Initial Purchasers agree that the following information was furnished by the Initial Purchasers to the Company for use in the Preliminary Offering Memorandum and the Offering Memorandum:

(a)	The third sentence of the eleventh paragraph of text under the caption “Plan of Distribution” in the Preliminary Offering Memorandum concerning market making by the Initial Purchasers;

(b)	The third paragraph of text under the caption “Plan of Distribution” in the Preliminary Offering Memorandum concerning the terms of the offering by the Initial Purchasers;

(c)

The fifteenth paragraph of text under the “Plan of Distribution” in the Preliminary Offering Memorandum concerning investment and securities activities performed by the Initial Purchasers and their respective affiliates.

REPRESENTATIVES

The names and addresses of the representatives of the Initial Purchasers (the “Representatives”) are as follows:

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

The Representatives named above and executing this Purchase Agreement represent that the Initial Purchasers have authorized the Representatives to enter into this Purchase Agreement and to act hereunder on their behalf.

OTHER TERMS

The respective principal amounts of the Designated Securities to be purchased by each of the Initial Purchasers are set forth opposite their names in Schedule I hereto.

The provisions of the Standard Provisions are incorporated herein by reference.

The Closing will take place at 10:00 a.m., New York City Time, on December 1, 2021, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, or at such other place as the Representatives and the Company may agree.

* * * * *

Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,

J.P. MORGAN SECURITIES LLC

/s/ Som Bhattacharyya
Name:	Som Bhattacharyya
Title:	Executive Director

CITIGROUP GLOBAL MARKETS INC.

/s/ Brian D. Bednarski
Name:	Brian D. Bednarski
Title:	Managing Director

for themselves and as Representatives for the other Initial Purchasers named in Schedule I attached hereto

Accepted:

BAXTER INTERNATIONAL INC.

By	/s/ Karen Leets
Name:	Karen Leets
Title:	Senior Vice President and Treasurer

SCHEDULE I

Initial Purchaser	Principal Amount of the 2023 Notes	Principal Amount of the 2024 Notes	Principal Amount of the 2027 Notes	Principal Amount of the 2028 Notes	Principal Amount of the 2032 Notes	Principal Amount of the 2051 Notes	Principal Amount of the 2023 Floating Rate Notes	Principal Amount of the 2024 Floating Rate Notes
J.P. Morgan Securities LLC	$158,400,000	$277,200,000	$287,100,000	$247,500,000	$306,900,000	$148,500,000	$59,400,000	$59,400,000
Citigroup Global Markets Inc.	158,400,000	277,200,000	287,100,000	247,500,000	306,900,000	148,500,000	59,400,000	59,400,000
Loop Capital Markets LLC	50,176,000	87,808,000	90,944,000	78,400,000	97,216,000	47,040,000	18,816,000	18,816,000
Barclays Capital Inc.	47,520,000	83,160,000	86,130,000	74,250,000	92,070,000	44,550,000	17,820,000	17,820,000
Credit Suisse Securities (USA) LLC	47,520,000	83,160,000	86,130,000	74,250,000	92,070,000	44,550,000	17,820,000	17,820,000
Deutsche Bank Securities Inc.	47,520,000	83,160,000	86,130,000	74,250,000	92,070,000	44,550,000	17,820,000	17,820,000
HSBC Securities (USA) Inc.	47,520,000	83,160,000	86,130,000	74,250,000	92,070,000	44,550,000	17,820,000	17,820,000
Mizuho Securities USA LLC	47,520,000	83,160,000	86,130,000	74,250,000	92,070,000	44,550,000	17,820,000	17,820,000
TD Securities (USA) LLC	47,520,000	83,160,000	86,130,000	74,250,000	92,070,000	44,550,000	17,820,000	17,820,000
U.S. Bancorp Investments, Inc.	47,520,000	83,160,000	86,130,000	74,250,000	92,070,000	44,550,000	17,820,000	17,820,000
Wells Fargo Securities, LLC	47,520,000	83,160,000	86,130,000	74,250,000	92,070,000	44,550,000	17,820,000	17,820,000
Morgan Stanley & Co. LLC	23,760,000	41,580,000	43,065,000	37,125,000	46,035,000	22,275,000	8,910,000	8,910,000
MUFG Securities Americas Inc.	23,760,000	41,580,000	43,065,000	37,125,000	46,035,000	22,275,000	8,910,000	8,910,000
Academy Securities, Inc.	2,672,000	4,676,000	4,843,000	4,175,000	5,177,000	2,505,000	1,002,000	1,002,000
Siebert Williams Shank & Co., LLC	2,672,000	4,676,000	4,843,000	4,175,000	5,177,000	2,505,000	1,002,000	1,002,000
Total	$800,000,000	$1,400,000,000	$1,450,000,000	$1,250,000,000	$1,550,000,000	$750,000,000	$300,000,000	$300,000,000

SCHEDULE II

Attached Final Term Sheet dated November 16, 2021

November 16, 2021

PRICING TERM SHEET

Issuer:	Baxter International Inc.

Title of Designated Securities:

0.868% Senior Notes due 2023 (the “2023 Notes”)

1.322% Senior Notes due 2024 (the “2024 Notes”)

1.915% Senior Notes due 2027 (the “2027 Notes”)

2.272% Senior Notes due 2028 (the “2028 Notes”)

2.539% Senior Notes due 2032 (the “2032 Notes”)

3.132% Senior Notes due 2051 (the “2051 Notes”)

Floating Rate Senior Notes due 2023 (the “2023 Floating Rate Notes”)

Floating Rate Senior Notes due 2024 (the “2024 Floating Rate Notes” and together with the 2023 Notes, 2024 Notes, 2027 Notes, 2028 Notes, 2032 Notes, 2051 Notes and the 2023 Floating Rate Notes, the “Notes”)

Format:	Rule 144A/Regulation S (with Registration Rights)

Ranking:	2023 Notes: Senior unsecured
2024 Notes: Senior unsecured
2027 Notes: Senior unsecured
2028 Notes: Senior unsecured
2032 Notes: Senior unsecured
2051 Notes: Senior unsecured
2023 Floating Rate Notes: Senior unsecured
2024 Floating Rate Notes: Senior unsecured

Offering Size:	2023 Notes: $800,000,000
2024 Notes: $1,400,000,000
2027 Notes: $1,450,000,000
2028 Notes: $1,250,000,000
2032 Notes: $1,550,000,000
2051 Notes: $750,000,000
2023 Floating Rate Notes: $300,000,000
2024 Floating Rate Notes: $300,000,000

Trade Date:	November 16, 2021

Settlement Date**:	December 1, 2021 (T+10)

Maturity Date:

2023 Notes: December 1, 2023

2024 Notes: November 29, 2024

2027 Notes: February 1, 2027

2028 Notes: December 1, 2028

2032 Notes: February 1, 2032

2051 Notes: December 1, 2051

2023 Floating Rate Notes: December 1, 2023

2024 Floating Rate Notes: November 29, 2024

Interest Rate:

2023 Notes: 0.868%

2024 Notes: 1.322%

2027 Notes: 1.915%

2028 Notes: 2.272%

2032 Notes: 2.539%

2051 Notes: 3.132%

2023 Floating Rate Notes: Compounded SOFR plus 26 basis points

2024 Floating Rate Notes: Compounded SOFR plus 44 basis points

Issue Price to Public:

2023 Notes: 100.000% of the principal amount

2024 Notes: 100.000% of the principal amount

2027 Notes: 99.998% of the principal amount

2028 Notes: 100.000% of the principal amount

2032 Notes: 99.996% of the principal amount

2051 Notes: 100.000% of the principal amount

2023 Floating Rate Notes: 100.000% of the principal amount

2024 Floating Rate Notes: 100.000% of the principal amount

In each case, plus accrued interest, if any, from December 1, 2021

Interest Payment Dates:

2023 Notes: Semi-annually on each June 1 and December 1, commencing on June 1, 2022

2024 Notes: Semi-annually on each May 29 and November 29, commencing on May 29, 2022

2027 Notes: Semi-annually on each February 1 and August 1, commencing on August 1, 2022

2028 Notes: Semi-annually on each June 1 and December 1, commencing on June 1, 2022

2032 Notes: Semi-annually on each February 1 and August 1, commencing on August 1, 2022

2051 Notes: Semi-annually on each June 1 and December 1, commencing on June 1, 2022

2023 Floating Rate Notes: Quarterly on each March 1, June 1, September 1 and December 1, commencing on March 1, 2022

2024 Floating Rate Notes: Quarterly on each February 28, May 29, August 29 and November 29, commencing on February 28, 2022

Benchmark Security:

2023 Notes: 0.375% UST due October 31, 2023

2024 Notes: 0.750% UST due November 15, 2024

2027 Notes: 1.125% due October 31, 2026

2028 Notes: 1.375% due October 31, 2028

2032 Notes: 1.375% due November 15, 2031

2051 Notes: 2.000% due August 15, 2051

Benchmark Security Price / Yield:	2023 Notes: 99-2318 / 0.518% 2024 Notes: 99-20+ / 0.872% 2027 Notes: 99-10+ / 1.265% 2028 Notes: 99-01 / 1.522% 2032 Notes: 97-18+ / 1.639% 2051 Notes: 99-09+ / 2.032%

Spread to Benchmark Security:	2023 Notes: +35 bps 2024 Notes: +45 bps 2027 Notes: +65 bps 2028 Notes: +75 bps 2032 Notes: +90 bps 2051 Notes: +110 bps

Yield to Maturity:	2023 Notes: 0.868% 2024 Notes: 1.322% 2027 Notes: 1.915% 2028 Notes: 2.272% 2032 Notes: 2.539% 2051 Notes: 3.132%

Day Count Basis:	30/360 (Fixed Rate Notes) ACT/360 (Floating Rate Notes)

Use of Proceeds:	The Company intends to use the net proceeds from this offering, together with borrowings under its term loan facility and cash on hand, to fund the merger consideration, refinance certain outstanding indebtedness of Hillrom, and pay fees and expenses related to the merger, the refinancing and related transactions. The Company intends to use any remaining net proceeds for general corporate purposes.

Special Mandatory Redemption:	The Notes will be redeemed (the “Special Mandatory Redemption”) at a price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date of the Special Mandatory Redemption, in the event that (i) the merger has not been consummated on or prior to December 1, 2022 (the “outside date”), (ii) on or prior to the outside date, the merger agreement is terminated in accordance with its terms or by agreement of the parties thereto, and the merger has not been consummated or (iii) on or prior to the outside date, the Company notifies the trustee in writing that in its reasonable judgment the merger will not be consummated on or prior to the outside date.

Optional Redemption:

2023 Notes: Make-whole +7.5 bps

2024 Notes: Make-whole +10 bps

2027 Notes: Following issuance and prior to January 1, 2027, make-whole +10 bps. At any time on or after January 1, 2027, par call

2028 Notes: Following issuance and prior to October 1, 2028, make-whole +15 bps. At any time on or after October 1, 2028, par call

2032 Notes: Following issuance and prior to November 1, 2031, make-whole +15 bps. At any time on or after November 1, 2031, par call

2051 Notes: Following issuance and prior to June 1, 2051, make-whole +20 bps. At any time on or after June 1, 2051, par call

The Floating Rate Notes will not be redeemable prior to maturity.

Minimum Denomination:	$2,000 x $1,000

Rule 144A Identification Numbers (CUSIP/ISIN):

2023 Notes: 071813CC1 / US071813CC10

2024 Notes: 071813CF4 / US071813CF41

2027 Notes: 071813CJ6 / US071813CJ62

2028 Notes: 071813CM9 / US071813CM91

2032 Notes: 071813CQ0 / US071813CQ06

2051 Notes: 071813CT4 / US071813CT45

2023 Floating Rate Notes: 071813CW7 / US071813CW73

2024 Floating Rate Notes: 071813CZ0 / US071813CZ05

Reg S Identification Numbers (CUSIP/ISIN):

2023 Notes: U07181BB2 / USU07181BB21

2024 Notes: U07181BC0 / USU07181BC04

2027 Notes: U07181BD8 / USU07181BD86

2028 Notes: U07181BE6 / USU07181BE69

2032 Notes: U07181BF3 / USU07181BF35

2051 Notes: U07181BG1 / USU07181BG18

2023 Floating Rate Notes: U07181BH9 / USU07181BH90

2024 Floating Rate Notes: U07181BJ5 / USU07181BJ56

Settlement and Trading:	Through the facilities of The Depository Trust Company

Governing Law:	New York Law

Joint Book-Running Managers:

J.P. Morgan Securities LLC (All Notes)

Citigroup Global Markets Inc. (All Notes)

Barclays Capital Inc. (2032 Notes)

Credit Suisse Securities (USA) LLC (2024 Notes and 2024 Floating Rate Notes)

Deutsche Bank Securities Inc. (2023 Notes and 2023 Floating Rate Notes)

Morgan Stanley & Co. LLC (2028 Notes)

Co-Managers:

Loop Capital Markets LLC (All Notes)

Barclays Capital Inc. (2023 Notes, 2024 Notes, 2027 Notes, 2028 Notes, 2051 Notes, 2023 Floating Rate Notes, 2024 Floating Rate Notes)

Credit Suisse Securities (USA) LLC (2023 Notes, 2027 Notes, 2028 Notes, 2032 Notes, 2051 Notes, 2023 Floating Rate Notes)

Deutsche Bank Securities Inc. (2024 Notes, 2027 Notes, 2028 Notes, 2032 Notes, 2051 Notes, 2024 Floating Rate Notes)

HSBC Securities (USA) Inc. (All Notes)

Mizuho Securities USA LLC (All Notes)

TD Securities (USA) LLC (All Notes)

U.S. Bancorp Investments, Inc. (All Notes)

Wells Fargo Securities, LLC (All Notes)

Morgan Stanley & Co. LLC (2023 Notes, 2024 Notes, 2027 Notes, 2032 Notes, 2051 Notes, 2023 Floating Rate Notes, 2024 Floating Rate Notes)

MUFG Securities Americas Inc. (All Notes)

Academy Securities, Inc. (All Notes)

Siebert Williams Shank & Co., LLC (All Notes)

**

Under Rule 15c6-1 of the U.S. Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to two business days before the Settlement Date will be required, by virtue of the fact that the Notes initially settle in T+10, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement.

The Notes have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction and may only be sold to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The information in this pricing term sheet supplements the Issuer’s preliminary offering memorandum, dated November 16, 2021 (the “Preliminary Memorandum”), and supersedes the information in the Preliminary Memorandum to the extent inconsistent with the information in the Preliminary Memorandum.

No PRIIPs key information document (KID) has been prepared as the securities described in this document are not intended to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

SCHEDULE III

Net Roadshow dated November 16, 2021

BAXTER INTERNATIONAL INC.

Debt Securities

Purchase Agreement

Standard Provisions

November 16, 2021

Ladies and Gentlemen:

From time to time Baxter International Inc., a Delaware corporation (the “Company”), may enter into one or more purchase agreements (each a “Purchase Agreement”) that provide for the sale of certain of its debt securities (the “Debt Securities”) specified in the particular Purchase Agreement (the “Designated Securities”). The basic provisions set forth herein (the “Standard Provisions”) to the extent applicable to securities of the type represented by the Designated Securities will be incorporated by reference in any such Purchase Agreement relating to a particular issue of Designated Securities. Each Purchase Agreement will be entered into, with such additions and deletions to the Standard Provisions as the parties thereto may determine and shall be specified in such Purchase Agreement. The Purchase Agreement may appoint a lead initial purchaser or initial purchasers (collectively, the “Representative”) for the particular issue of Designated Securities and will specify the initial purchasers participating in such offering (such initial purchasers together with the Representative, the “Initial Purchasers”, which term shall include any Initial Purchaser substituted pursuant to Section 10 hereof). A Purchase Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of communications or any other rapid transmission device designed to produce a written record of communications transmitted. The Purchase Agreement, including the provisions of the Standard Provisions incorporated therein by reference, is herein referenced as to “this Agreement.”

The terms and rights of any particular issue of Designated Securities shall be as specified in the Purchase Agreement related thereto and in or pursuant to the indenture, to be dated as of December 1, 2021 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”) and the supplemental indenture identified in that Purchase Agreement (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”) and the registration rights agreement identified in that Purchase Agreement (the “Registration Rights Agreement”). The obligation of the Company to issue and sell any of the Designated Securities and the obligation of the Initial Purchasers to purchase any of the Designated Securities shall be evidenced by the Purchase Agreement with respect to the Designated Securities specified therein.

Pursuant to the Registration Rights Agreement, the Company will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of 1933, as amended, including the rules and regulations of the Commission promulgated thereunder (collectively, the “Securities Act”), of the Designated Securities or securities (referred to in the Registration Rights Agreement) to be exchanged for the Designated Securities (such securities, the “Exchange Securities”).

The Designated Securities will be sold to the Initial Purchasers without being registered under the Securities Act in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated November 16, 2021 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Designated Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined herein) and the Offering Memorandum in connection with the offering and resale of the Designated Securities by the Initial Purchasers in the manner contemplated by this Agreement.

The Designated Securities are being issued and sold in connection with the proposed acquisition (the “Merger”) of Hill-Rom Holdings, Inc., an Indiana corporation (“Hillrom,” and together with its consolidated subsidiaries, the “Hillrom Entities”), by the Company pursuant to an Agreement and Plan of Merger, dated as of September 1, 2021 (the “Merger Agreement”), by and among the Company, Bel Air Subsidiary, Inc., an Indiana corporation and a wholly owned subsidiary of the Company, and Hillrom. Subject to the terms of the Indenture, the Designated Securities will be redeemed (the “Special Mandatory Redemption”) at a price equal to 101% of the aggregate principal amount of the Designated Securities, plus accrued and unpaid interest on the Designated Securities from Time of Sale to, but excluding, the date of the Special Mandatory Redemption, in the event that (i) the Effective Time (as defined in the Merger Agreement) has not occurred on or prior to 11:59 p.m., New York City time, on December 1, 2022 (the “Outside Date”), (ii) on or prior to the Outside Date, the Merger Agreement is terminated in accordance with its terms or by agreement of the parties thereto, and the Merger has not been consummated or (ii) on or prior to the Outside Date, the Company notifies the Trustee in writing that in its reasonable judgment the Merger will not be consummated on or prior to the Outside Date.

As used herein, the following terms shall have the following meanings:

“Permitted Written Communication” means (i) the final term sheet for the Designated Securities attached as Schedule II to the Purchase Agreement for the Designated Securities and (ii) any electronic road show identified on Schedule III to the Purchase Agreement for the Designated Securities.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “set forth” or “stated” (or other references of like import) in the Offering Memorandum, Time of Sale Information or Preliminary Offering Memorandum shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Offering Memorandum, Time of Sale Information or Preliminary Offering Memorandum, as of the date thereof; all references in this Agreement to the Offering Memorandum, Time of Sale Information or Preliminary Offering Memorandum shall be deemed to include any documents filed under the Securities Exchange Act of 1934, as amended, including the rules and regulations of the Commission promulgated thereunder (collectively, the “Exchange Act”), that are deemed to be incorporated by reference therein; and all references to “amend,” “amendment” or “supplement” with respect to the Offering Memorandum, the Time of Sale Information or the Preliminary Offering Memorandum shall be deemed to refer to and include any documents filed after the date of such document and incorporated by reference therein.

SECTION 1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to each Initial Purchaser named in the applicable Purchase Agreement as follows:

(a) (i) Each document of the Company filed by the Company pursuant to the Exchange Act that is incorporated by reference in the Offering Memorandum or the Time of Sale Information (as defined below) complied when so filed in all material respects with the Exchange Act, and each document, if any, hereafter filed by the Company and so incorporated by reference in the Offering Memorandum, will comply when so filed in all material respects with the Exchange Act; (ii) (A) at the Time of Sale (as defined below), the Time of Sale Information did not and, at the Closing Time (as defined below), the Time of Sale Information will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (B) the Offering Memorandum as of its date and as of the Closing Time will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) to the knowledge of the Company, the information regarding the Hillrom Entities included in the Company’s Current Report on Form 8-K filed on November 15, 2021 and incorporated by reference in the Offering Memorandum or the Time of Sale Information did not contain any untrue statement or a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that these representations and warranties do not apply to statements or omissions in the Offering Memorandum or in the Time of Sale Information, made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Initial Purchaser through the Representative expressly for use therein.

(b) The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not used, authorized, approved or referred to and will not use, authorize, approve or refer to any “written communication” as defined in Rule 405 under the Securities Act, other than the Preliminary Offering Memorandum, the Offering Memorandum or a Permitted Written Communication.

(c) This Agreement has been duly authorized, executed and delivered by the Company.

(d) Since the date of the latest audited financial statements of the Company included or incorporated by reference in the Time of Sale Information and the Offering Memorandum, except as otherwise stated therein or contemplated thereby, (i) there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings or the ability to continue to conduct business in the usual and ordinary course of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”) and (ii) there has been no material transaction entered into by the Company or any of its subsidiaries other than transactions in the ordinary course of business or transactions which are not material in relation to the Company and its subsidiaries considered as one enterprise.

(e) (i) PricewaterhouseCoopers LLP, the accountants who certified the financial statements and schedules of the Company included in the Time of Sale Information and the Offering Memorandum, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and (ii) PricewaterhouseCoopers LLP, the accountants who certified the financial statements and schedules of Hillrom included in the Time of Sale Information and the Offering Memorandum, is an independent registered public accounting firm with respect to the Hillrom Entities within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(f) (i) The consolidated financial statements (including the related notes thereto) included or incorporated by reference in the Time of Sale Information and the Offering Memorandum present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations and cash flows for the periods specified and such financial statements have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis during the periods involved, except as may be indicated therein (ii) to the knowledge of the Company, the consolidated financial statements and the related notes thereto of Hillrom included, or incorporated by reference in the Time of Sale Information and the Offering Memorandum present fairly, in all material respects, the financial position of the Hillrom Entities as of the dates indicated and the consolidated results of their operations and cash flows for the periods specified, and, to the knowledge of the Company, such financial statements have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis during the periods involved, except as may be indicated therein; (iii) the pro forma financial statements included or incorporated by reference in the Time of Sale Information and the Offering Memorandum, comply in all material respects with the applicable accounting requirements of Article 11 of Regulation S-X under the Securities Act, include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein and the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect a proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Time of Sale Information and the Offering Memorandum.

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not reasonably be expected to result in a Material Adverse Effect.

(h) Each “significant subsidiary” of the Company, as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act (each, a “Significant Subsidiary” and, together, the “Significant Subsidiaries”), is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, with corporate or limited liability company power and authority to own, lease and operate its properties and conduct its business as now being conducted; each Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not reasonably be expected to result in a Material Adverse Effect.

(i) Except as set forth in the Time of Sale Information and the Offering Memorandum, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any Significant Subsidiary, which would reasonably be expected to result in a Material Adverse Effect or would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement.

(j) The Designated Securities have been duly authorized by the Company, and, when the Designated Securities are issued and delivered pursuant to this Agreement with respect to such Designated Securities, such Designated Securities will have been duly executed, authenticated, issued and delivered, will be entitled to the benefits provided by the Indenture and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Designated Securities will conform in all material respects to the description thereof contained in the Time of Sale Information and the Offering Memorandum.

(k) Each of the Base Indenture and the Supplemental Indenture has been duly authorized by the Company and, at the Closing Date will have been duly executed and delivered by the Company and, when duly authorized, validly executed, and delivered by the Trustee, the Indenture will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Indenture conforms in all material respects to the description thereof contained in the Time of Sale Information and the Offering Memorandum.

(l) The Registration Rights Agreement has been duly authorized by the Company and at the Closing Time will be duly executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(m) The Exchange Securities have been duly authorized by the Company, and, when the Exchange Securities are issued and delivered pursuant to the Registration Rights Agreement with respect to such Exchange Securities, such Exchange Securities will have been duly executed, authenticated, issued and delivered, will be entitled to the benefits provided by the Indenture and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Exchange Securities will conform in all material respects to the description thereof contained in the Time of Sale Information and the Offering Memorandum.

(n) Neither the Company nor any of the Significant Subsidiaries is (A) in violation of its respective certificate of incorporation or bylaws or other similar organizational documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement or lease to which it is a party or by which it or its properties is bound, except, with respect to clause (B) above, for such defaults that would not reasonably be expected to result in a Material Adverse Effect.

(o) The execution and delivery of this Agreement, the Indenture and the Registration Rights Agreement, and the incurrence of the obligations set forth herein and therein and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under (i) the respective certificate of incorporation or bylaws or other similar organizational documents of the Company or any Significant Subsidiary, (ii) any bond, debenture, note or other evidence of indebtedness or any contract, indenture, mortgage, loan agreement or lease to which the Company or any Significant Subsidiary is a party or by which it is bound, or (iii) any statute, law, administrative regulation or administrative or court decree, except, with respect to clauses (ii) and (iii) above, for such conflicts, breaches or defaults that would not reasonably be expected to result in a Material Adverse Effect.

(p) No consent, approval, authorization, order, decree, registration or qualification of or with any court or governmental agency or body is required for the execution and delivery of this Agreement, the Indenture or the Registration Rights Agreement by the Company or the consummation by the Company of the transactions contemplated herein and therein, except (i) such as have been obtained or rendered, as the case may be, (ii) such as may be required under state securities laws in connection with the purchase and distribution of the Designated Securities by the Initial Purchasers and (iii) with respect to the Exchange Securities under the Securities Act, the Trust Indenture Act (the “Trust Indenture Act”) and applicable state securities laws as contemplated by the Registration Rights Agreement.

(q) The Company is not required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(r) The interactive data in eXtensible Business Reporting Language incorporated by reference in the Time of Sale Information and the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(s) Moody’s Investors Service, Inc., S&P Global Ratings, a division of S&P Global, Inc., and Fitch Ratings, Inc. are the only “nationally recognized statistical rating organizations” within the meaning of Section 3(a)(62) of the Exchange Act that the Company has requested to provide a rating of the Company’s outstanding debt securities or the Designated Securities.

(t) The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its subsidiaries and their respective directors, officers, employees and agents with applicable anti-bribery and anti-corruption laws, rules and regulations (“Anti-Corruption Laws”) and applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State or (ii) the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom (the “Sanctions”), and the Company and its subsidiaries, to the knowledge of the Company its directors, officers, employees and agents and its subsidiaries’ respective officers and employees, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) the Company, any subsidiary or, to the knowledge of the Company or such subsidiary, any of their respective directors, officers or employees, or (ii) to the knowledge of the Company, any agent of the Company or any subsidiary that will act in any capacity in connection with or benefit from the offering of Designated Securities contemplated hereby, is: (a) an individual, corporation, partnership, association, trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof (a “Person”), listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom; (b) a Person operating, organized or resident in Crimea, Cuba, Iran, North Korea and Syria; or (c) a Person directly or indirectly controlled or 50% or more owned by any Person described in the foregoing clauses (a) and (b); except to the extent the Company or such subsidiary is licensed by the appropriate Sanctions-administering authority to engage in the applicable transaction with such person or is otherwise permitted to do so by applicable law. The use of proceeds of the offering of Designated Securities will not violate Anti-Corruption Laws or applicable Sanctions. It is acknowledged and agreed that the representation in this Section 1(t) is only sought and given to the extent that to do so would be permissible pursuant to Regulation (EC) 2271/96 or any similar applicable anti-boycott law or regulation in the United Kingdom.

(u) At the Closing Time, the Designated Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Time of Sale Information, as of the Time of Sale, and the Offering Memorandum, as of its date, contained or will contain all the information that, if requested by a prospective purchaser of the Designated Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(v) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Designated Securities in a manner that would require registration of the Designated Securities under the Securities Act.

(w) None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Designated Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied and will comply with the offering restrictions requirement of Regulation S in connection with the offering of the Designated Securities outside the United States and, in connection therewith, the Time of Sale Information and the Offering Memorandum will contain the disclosure required by Rule 902 under the Securities Act.

(y) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2(B)(i) hereof (including Annex A hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Designated Securities to the Initial Purchasers and the initial offer, resale and delivery of the Designated Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Designated Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(z) Except as set forth in the Time of Sale Information and the Offering Memorandum, there is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection herewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

SECTION 2. TIME OF SALE; SALE AND DELIVERY; CLOSING.

(A) TIME OF SALE. The “Time of Sale” shall occur and be confirmed by specification in the Purchase Agreement. The Preliminary Offering Memorandum and the Permitted Written Communication (other than any electronic road show identified in Schedule III to the Purchase Agreement for the Designated Securities), in the aggregate, are hereinafter referred to as the “Time of Sale Information”.

(B) OFFERING. (i) The Company understands that the Initial Purchasers intend to offer the Designated Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(a) it is a qualified institutional buyer (a “QIB”) within the meaning of Rule 144A under the Securities Act (“Rule 144A”) and an accredited investor within the meaning of Rule 501(a) of Regulation D;

(b) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Designated Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(c) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Designated Securities as part of their initial offering except:

(I) to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Designated Securities is aware that such sale is being made in reliance on Rule 144A; or

(II) outside the United States except in accordance with the restrictions set forth in Annex A hereto.

(ii) Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 5(B) and 5(C), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in Section 2(B)(i) above (including Annex A hereto), and each Initial Purchaser hereby consents to such reliance.

(iii) The Company acknowledges and agrees that the Initial Purchasers may offer and sell Designated Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Designated Securities purchased by it to or through any Initial Purchaser.

(C) SALES TO INITIAL PURCHASERS. Pursuant to the applicable Purchase Agreement, the Company will agree to sell to the several Initial Purchasers named in Schedule I thereto and the Initial Purchasers, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, will agree to purchase from the Company severally and not jointly the principal amounts of Debt Securities set forth opposite their names in Schedule I thereto, at the respective purchase prices set forth in such Purchase Agreement, plus accrued interest, if any, from the date set forth therein to the date of payment and delivery.

(D) PAYMENT. Designated Securities to be purchased by each Initial Purchaser pursuant to the Purchase Agreement related thereto will be represented by one or more global notes in book-entry form which will be registered in the name of a nominee of The Depository Trust Company (“DTC”). The

Company will cause the global notes representing the Designated Securities to be made available electronically to the Representative for review at least twenty-four hours prior to the Closing Time. The Designated Securities shall be delivered by or on behalf of the Company to the Representative for the account of such Initial Purchaser, against payment by such Initial Purchaser or on its behalf of the purchase price therefore in same day funds in U.S. dollars by wire transfer to the account specified by the Company. The place and time and date of such delivery shall be specified in such Purchase Agreement, such time and date being herein called the “Closing Time” for such Designated Securities.

SECTION 3. COVENANTS. Covenants of the Company. The Company covenants with each Initial Purchaser of the Designated Securities as follows:

(A) OFFERING MEMORANDUM. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representative reasonably objects.

(B) DELIVERY OF OFFERING DOCUMENTS. The Company will furnish to the Representative and counsel for the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments thereof and supplements thereto as well as each Permitted Written Communication as the Representative may reasonably request.

(C) CONTINUED COMPLIANCE WITH SECURITIES LAWS. (A) If at any time prior to the completion of resales of the Designated Securities by the Initial Purchasers, (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information or Offering Memorandum would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Time of Sale Information or Offering Memorandum is delivered to a purchaser or (ii) it shall be necessary at any such time to amend or supplement the Offering Memorandum in order to comply with the requirements of the Securities Act, the Exchange Act, or other applicable law, and (B) if at any time prior to the Closing Time (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it shall be necessary to amend or supplement the Time of Sale Information to comply with the requirements of the Securities Act, the Exchange Act, or other applicable law, the Company will promptly notify the Initial Purchasers thereof, and will promptly prepare such amendment or supplement as may be necessary to correct such statement or omission or to make the Offering Memorandum or the Time of Sale Information, as the case may be, comply with such requirements, and the Company will furnish to the Initial Purchasers and to such dealers as the Representative may designate, without charge, such number of copies of such amendment or supplement as the Initial Purchasers may reasonably request. Before making or distributing any amendment or supplement to the Offering Memorandum or the Time of Sale Information, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed amendment or supplement for review.

(D) COMPLIANCE WITH THE EXCHANGE ACT. Until the completion of resales of the Designated Securities by the Initial Purchasers, the Company will comply, in a timely manner, with all applicable requirements under the Exchange Act relating to the filing with the Commission of the Company’s reports pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act and, if then applicable, the Company’s proxy statement pursuant to Section 14(a) of the Exchange Act.

(E) NOTICE TO THE REPRESENTATIVE. Until the completion of resales of the Designated Securities by the Initial Purchasers, the Company will advise the Representative (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of the Preliminary Offering Memorandum, any Permitted Written Communication or the Offering Memorandum; or (ii) of the suspension of the qualification of the Designated Securities for offer or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; and the Company will use reasonable efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum, any Permitted Written Communication or the Offering Memorandum or suspending any such qualification of the Designated Securities; and if any such order is issued or the Company receives notice preventing or suspending the use of the Preliminary Offering Memorandum, any Permitted Written Communication or the Offering Memorandum or suspending any such qualification of the Designated Securities and, if any such order is issued, will use reasonable best efforts to obtain as promptly as possible the withdrawal thereof.

(F) BLUE SKY QUALIFICATIONS. The Company will use its reasonable efforts, in cooperation with the Initial Purchasers, to qualify the Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably request and will continue such qualification in effect so long as required for distribution of the Designated Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction.

(G) CLEARANCE AND SETTLEMENT. The Company will cooperate with the Representative and use its reasonable best efforts in arranging for the Designated Securities to be eligible for clearance and settlement through the facilities of DTC and to maintain such eligibility for so long as the Designated Securities remain outstanding.

(H) 144A(d)(4) INFORMATION. While the Designated Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Designated Securities, prospective purchasers of the Designated Securities designated by such holders and securities analysts, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(I) INDENTURE QUALIFICATION. Prior to, or concurrently with, any registration of the Exchange Securities or the Designated Securities pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, to qualify the Indenture under the Trust Indenture Act, and to enter into any necessary supplemental indentures in connection therewith.

(J) NO RESALES BY THE COMPANY. During the period from the Closing Time until one year after the Closing Time, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Designated Securities that have been acquired by any of them, except for Designated Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(K) NO INTEGRATION. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Designated Securities in a manner that would require registration of the Designated Securities under the Securities Act.

(L) NO GENERAL SOLICITATION OR DIRECTED SELLING EFFORTS. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Designated Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

SECTION 4. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under the Purchase Agreement, including (i) the preparation and printing of any Permitted Written Communication, the Time of Sale of Information and the Offering Memorandum (including financial statements and exhibits) and of each amendment thereto, (ii) the preparation, issuance and delivery of the Designated Securities to the Initial Purchasers, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustee and its counsel, (iv) the qualification of the Designated Securities under state securities laws in accordance with the provisions of Section 3(F) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky survey, and any amendment thereto, (v) the delivery to the Initial Purchasers of copies of the Preliminary Offering Memorandum, any Permitted Written Communication and the Offering Memorandum and any amendments or supplements thereto, (vi) the fees charged by nationally recognized statistical rating organizations for the rating of the Designated Securities, (vii) all expenses and application fees in connection with the approval of the Designated Securities for eligibility for clearance and settlement through DTC, (viii) the fees and expenses incurred with respect to the listing, if any, of Designated Securities on any securities exchange, (ix) any transfer taxes payable in connection with the initial sale of the Designated Securities and (x) the costs and expenses of the Company relating to investor presentations on any road show prior to the launch of the offering in anticipation of the offering or in connection with the marketing of the Designated Securities, including without limitation, expenses associated with the production of any road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show.

SECTION 5. CONDITIONS OF INITIAL PURCHASERS’ OBLIGATIONS. The obligations of the Initial Purchasers to purchase and pay for the Designated Securities pursuant to the applicable Purchase Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(A) Subsequent to the execution and delivery of the Purchase Agreement, (i) no downgrading shall have occurred in the rating accorded the Company’s outstanding debt securities or the Designated Securities by Moody’s Investors Service, Inc., S&P Global Ratings, a division of S&P Global, Inc., or Fitch Ratings, Inc., respectively and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, or changed its outlook, with possible negative implications, with respect to its rating of any of the Company’s debt securities or the Designated Securities.

(B) At the Closing Time, the Representative shall have received the opinion and disclosure letter, dated such date, of Sullivan & Cromwell LLP, counsel for the Company, relating to the Designated Securities and substantially to the effect set forth in Exhibit A-1 and A-2 hereto.

(C) At the Closing Time, the Representative shall have received the opinion, dated such date, of counsel for the Initial Purchasers, relating to the Designated Securities and such other matters as the Representative may reasonably request.

(D) On the date of the Purchase Agreement and at the Closing Time, the Initial Purchasers shall have received from (a) PricewaterhouseCoopers LLP, or such other firm as may be selected by the Company as the Company’s independent registered public accounting firm from time to time, a letter dated as of such date, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information contained or incorporated by reference in the Time of Sale Information and the Offering Memorandum and (b) PricewaterhouseCoopers LLP, as Hillrom’s independent registered public accounting firm from time to time, a letter dated as of such date, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information contained or incorporated by reference in the Time of Sale Information and the Offering Memorandum.

(E) At the Closing Time, there has been no Material Adverse Effect since the date of the Purchase Agreement or since the respective dates as of which information is given in the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) the effect of which is such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to proceed with completion of the offering or the sale of and payment for the Designated Securities; and the Representative shall have received a certificate of the Company, dated the date of the Closing Time and signed by an authorized officer of the Company, to the foregoing effect.

(F) At the Closing Time, the Representative shall have received a certificate of the Company, dated the date of the Closing Time and signed by an authorized officer of the Company, to the effect that the representations and warranties of the Company contained in Section 1 are true and correct (or, with respect to the representations and warranties contained in Section 1 that are not qualified as to materiality, true and correct in all material respects) with the same force and effect as though expressly made at the Closing Time. The officer making such certificate may rely upon the best of his or her knowledge as to proceedings pending or threatened.

(G) At the Closing Time, the Designated Securities shall be eligible for clearance and settlement through the facilities of DTC.

(H) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company.

(I) On the date of the Purchase Agreement and at the Closing Time, the Company shall have furnished to the Initial Purchasers certificates, dated the respective dates of delivery thereof, of its chief financial officer with respect to certain financial data contained in the Time of Sale Information and the Offering Memorandum, in form and substance reasonably satisfactory to the Representatives.

SECTION 6. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any Permitted Written Communication or the Offering Memorandum as amended or supplemented, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by any Initial Purchaser through the Representative expressly for the use therein; provided, however, that the foregoing indemnity with respect to the Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such losses, claims, damages or liabilities purchased Designated Securities, where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (i) prior to the Time of Sale the Company shall have notified such Initial Purchaser in writing that the Preliminary Offering Memorandum contains an untrue statement or alleged untrue statement of material fact or omits or is alleged to omit to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (ii) such untrue statement or omission or alleged untrue statement or omission of a material fact was corrected in an amendment or supplement to the Preliminary Offering Memorandum, (iii) the Company provided such amendment or supplement to the Preliminary Offering Memorandum to such Initial Purchaser sufficiently far enough in advance of the Time of Sale so that such amendment or supplement to the Preliminary Offering Memorandum could have been provided to such person prior to the Time of Sale, and the Company requested in writing that the Initial Purchasers deliver such amendment or supplement to the persons to whom the Initial Purchasers are selling the Designated Securities, (iv) the Initial Purchaser did not send or give such amendment or supplement to the Preliminary Offering Memorandum to such person at or prior to the Time of Sale of the Designated Securities to such person, and (vi) such loss, claim, damage or liability would not have occurred had the Initial Purchaser delivered such amendment or supplement to the Preliminary Offering Memorandum to such person as provided for in clause (iv) above.

Each Initial Purchaser agrees, severally and not jointly to indemnify and hold harmless the Company, its directors, its officers and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, with respect to any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any Permitted Written Communication or the Offering Memorandum or any amendment or supplement thereto.

Promptly after receipt by any person of notice of any claim or the institution of any proceeding (including any governmental investigation) in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under such preceding paragraphs except to the extent that it has been materially prejudiced through the forfeiture of substantive rights or defenses by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under such preceding paragraphs. The indemnifying party shall be entitled to participate therein, and, to the extent that it elects (upon notice to the indemnified party), jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party). If the indemnifying party shall not have so elected to assume such defense, then, upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. If the indemnifying party shall so elect to assume such defense, the indemnifying party shall not be liable to the indemnified party pursuant to this Section 6 of any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties. Anything hereinabove to the contrary notwithstanding, any reference in this Section 6 to counsel reasonably satisfactory to, or designated by, the indemnified party shall mean (i) in the case of parties indemnified pursuant to the second preceding paragraph, counsel reasonably satisfactory to, or designated by, the Representative on behalf of all parties so indemnified pursuant to such paragraph and (ii) in the case of parties indemnified pursuant to the first preceding paragraph, counsel reasonably satisfactory to, or designated by, the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to, or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(b) CONTRIBUTION. If the indemnification provided for in paragraph (a) of Section 6 is unavailable as a matter of law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Designated Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefit received by the Company, on the one hand, and the Initial Purchasers, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers, in each case as set forth in the Offering Memorandum. The relative fault of the Company, on the one hand, and of the Initial Purchasers, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omissions.

The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations provided for, in the respective cases, in clauses (i) and (ii) of the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities purchased by such Initial Purchaser and distributed to the public were offered to the public exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provision of this paragraph (b) concerning contribution, no indemnifying party shall be required to make contribution in any circumstances in which such party would not have been required to provide indemnification by the terms of paragraph (a). Nothing herein contained shall be deemed to constitute a waiver by an indemnified party of such party’s rights, if any, to receive contribution pursuant to Section 11(f) of the Securities Act or other applicable law. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this section are several, in proportion to the respective amounts of Designated Securities set forth opposite their respective names in Schedule I to the applicable Purchase Agreement, and not joint.

In the event that the indemnifying party is one or more of the Initial Purchasers, then the Representative shall act on behalf of the indemnifying party with respect to receipt of notice, agreement as to retention of separate counsel and consent to settlement, and the Company may rely upon the action of the Representative as binding upon each such indemnifying party for purposes of this section.

The remedies provided for in this Section 6 are not exclusive and shall not limit any rights and remedies which may otherwise be available to any indemnified party at law or in equity.

SECTION 7. CERTAIN AGREEMENTS OF THE INITIAL PURCHASERS. Each Initial Purchaser of the Designated Securities represents and covenants with the Company that without the consent of the Company it has not made and will not make a written communication (as defined in Rule 405) that constitutes an offer relating to the Designated Securities, other than (a) the Preliminary Offering Memorandum, (b) the Offering Memorandum, (c) any Permitted Written Communication or (d) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum.

SECTION 8. SURVIVABILITY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Designated Securities.

SECTION 9. TERMINATION. This Agreement shall be subject to termination in the discretion the Representative at any time subsequent to the date of the applicable Purchase Agreement prior to the Closing Time by notice to the Company if (i) trading generally on the New York Stock Exchange (“NYSE”) shall have been suspended or materially limited; (ii) trading of the Company’s common stock shall have been suspended on the NYSE; (iii) a general moratorium on commercial banking activities in the State of New York, the United States or Europe shall have been declared by the appropriate authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States or Europe adversely affecting transactions of the type contemplated in the applicable Purchase Agreement; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the reasonable judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Designated Securities on the terms and in the manner contemplated by the Purchase Agreement, the Time of Sale Information and the Offering Memorandum. If any Purchase Agreement is terminated pursuant to Section 5 or Section 9 hereof, the Company shall not then be under any liability to any Initial Purchaser with respect to the Designated Securities except as provided in Sections 4 and 6 hereof; provided, however, if any Purchase Agreement is terminated for any reason (other than a default by the Initial Purchasers under Section 10 hereof), the Company shall reimburse the Initial Purchasers for all reasonable and documented out-of-pocket expenses approved in writing by the Representative, including the reasonable fees and disbursements of counsel for the Initial Purchasers that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Designated Securities.

SECTION 10. DEFAULT BY ONE OR MORE OF THE INITIAL PURCHASERS. If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Designated Securities which it or they are obligated to purchase under the applicable Purchase Agreement (the “Defaulted Securities”), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(A) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the number or aggregate principal amount, as the case may be, of Designated Securities to be purchased on such date pursuant to such Purchase Agreement, the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective purchase obligations under such Purchase Agreement bear to the purchase obligations of all non-defaulting Initial Purchasers, or

(B) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the number or aggregate principal amount, as the case may be, of Designated Securities to be purchased on such date pursuant to such Purchase Agreement, such Purchase Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company.

No action taken pursuant to this Section 10 shall relieve any defaulting Initial Purchaser from liability in respect to its default.

In the event of any such default which does not result in a termination of the applicable Purchase Agreement either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements.

SECTION 11. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchasers, will be mailed, delivered or faxed and confirmed to them, at the address of the Representative described in the applicable Purchase Agreement; or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it, at One Baxter Parkway, Deerfield, Illinois, 60015; attention Corporate Secretary.

SECTION 12. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Company, the Representative and any other Initial Purchasers and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

SECTION 13. RELATIONSHIP. The Company acknowledges and agrees that (i) the purchase and sale of the Designated Securities pursuant to the Purchase Agreement is an arm’s-length commercial transaction between the Company and each Initial Purchaser, (ii) in connection therewith, and with the process leading to such transaction, each Initial Purchaser is acting solely as a principal and not as the agent or fiduciary of the Company or any of its subsidiaries, (iii) each Initial Purchaser has not assumed an advisory or fiduciary responsibility in favor of the Company or any of its subsidiaries with respect to the offering contemplated by the Purchase Agreement or the process leading thereto (irrespective of whether any Initial Purchaser has advised or is currently advising the Company or any of its subsidiaries on other matters) or any other obligation to the Company or any of its subsidiaries except the obligations expressly set forth in the Purchase Agreement, and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that any Initial Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any of its subsidiaries, in connection with such transaction or the process leading thereto.

SECTION 14. RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES. In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of foregoing two paragraphs, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS CONTAINED THEREIN).

SECTION 16. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this executed Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Annex A

RESTRICTIONS ON OFFERS AND SALES OUTSIDE THE UNITED STATES

In connection with offers and sales of Designated Securities outside the United States:

(a) Each Initial Purchaser acknowledges that the Designated Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) Such Initial Purchaser has offered and sold the Designated Securities, and will offer and sell the Designated Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Designated Securities and date of the Closing Time, only in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.

(ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Designated Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii) At or prior to the confirmation of sale of any Designated Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Designated Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the securities and the date of original issuance of the securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

(iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Designated Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c) Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Designated Securities, or possession or distribution of any of the Time of Sale Information, the Offering Memorandum or any other offering or publicity material relating to the Designated Securities, in any country or jurisdiction where action for that purpose is required.

Exhibit A-1

FORM OF OPINION OF SULLIVAN & CROMWELL LLP

TO BE DELIVERED PURSUANT TO

SECTION 5(B)

ExA-1-1

Exhibit A-2

FORM OF DISCLOSURE LETTER OF SULLIVAN & CROMWELL LLP

TO BE DELIVERED PURSUANT TO

SECTION 5(B)

ExA-2-1